Exhibit 99.1

Media Contacts:	FOR IMMEDIATE RELEASE

Tania Kelley
Hennessy Advisors, Inc.
tania@hennessyadvisors.com; 800-966-4354

Hennessy Advisors, Inc. Announces Preliminary Results of Self-Tender Offer

September 23, 2015, Novato, CA  -  Hennessy Advisors, Inc. (NASDAQ:HNNA) today announced the preliminary results of its self-tender offer to repurchase up to 1,000,000 shares of its outstanding common stock, which expired at 5:00 P.M., Eastern Time, on September 18, 2015.

Based on the preliminary count by Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. , the Depositary for the self-tender offer, approximately 1,808,790 shares were properly tendered and not properly withdrawn, including shares that were tendered through notices of guaranteed delivery.  In accordance with the terms and conditions of the self-tender offer, Hennessy Advisors expects to acquire 1,000,000 shares of its common stock at a purchase price of $25.00 per share, for an aggregate purchase price of $25,000,000.  These shares represent approximately 17% of the company’s issued and outstanding shares as of August 19, 2015.

Due to the oversubscription of the self-tender offer, Hennessy Advisors expects to accept for purchase approximately 55% of the shares properly tendered and not properly withdrawn by each tendering shareholder.  The total number of shares expected to be purchased in the self-tender offer includes 260,743 shares tendered by the Chairman of the Board, President and Chief Executive Officer of the company, Neil J. Hennessy, and an aggregate of 90,150 shares tendered by the firm’s other officers and directors.

The number of shares to be purchased are preliminary and are subject to verification by Computershare and subject to change for a number of reasons, including if some or all of the shares tendered through notices of guaranteed delivery are not delivered within the applicable three-trading day settlement period.  The actual number of shares to be purchased will be announced following the expiration of the guaranteed delivery period and completion of the confirmation process by Computershare, and are not expected to be announced until at least September 25, 2015.  Promptly after such announcement, Computershare will issue payment for the shares validly tendered and accepted for payment under the self-tender offer and will return shares tendered and not purchased in the self-tender offer.

Hennessy Advisors may purchase additional shares in the future in the open market subject to market conditions and in private transactions, tender offers or otherwise.  Under applicable securities laws, however, the company may not repurchase any shares until October 2, 2015.  Whether the company makes additional repurchases in the future will depend on many factors, including the number of shares purchased in this self-tender offer, its business and financial performance and situation, the business and market conditions at the time, including the price of the shares, and other factors the company considers relevant.

Hennessy Advisors retained Computershare as the Depositary for the self-tender offer, and Georgeson, Inc. as the Information Agent.  All questions regarding this self-tender offer should be directed to Georgeson, Inc. at 1-800-932-9864 (toll free).

About Hennessy Advisors, Inc.
Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, balanced and fixed income, and sector and specialty mutual funds. Hennessy Advisors, Inc. is committed to superior service to shareholders and a consistent and repeatable investment process, combining time-tested stock selection strategies with a highly disciplined, team-managed approach.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law, and generally includes words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Hennessy Advisors can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, statements relating to the preliminary results of the self-tender offer, the company’s intention to repurchase shares and the timing of such transactions.  Detailed descriptions of other risks relating to the company are discussed in its Annual Report on Form 10-K for the year ended September 30, 2014 as filed with the Securities and Exchange Commission.

Supplemental Information
This press release is for information purposes only and nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.